EXHIBIT 5

                                         May 15, 2000



Harcourt General, Inc.
27 Boylston Street
Boston, MA   02467

Ladies and Gentlemen:

     I am the Senior Vice President, General Counsel and Secretary of Harcourt General, Inc., a Delaware corporation (the "Company"), and have advised the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale of shares of Common Stock par value $1.00 per share of the Company (the "Shares").

     I have reviewed the corporate action of the Company in connection with the issuance and sale of the Shares and I have examined the Registration Statement and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement. I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions expressed herein.

     In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Shares to be sold by the selling stockholder named in the Registration Statement have been duly authorized by the Company and are or will be validly issued, fully paid and nonassessable.

     I am a member of the Bar of the Commonwealth of Massachusetts and I do not express any opinion herein concerning any law other than the law of the Commonwealth of Massachusetts and the Delaware General Corporation Law.

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     I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                          Very truly yours,



                                          Eric P. Geller







































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